EXHIBIT 23.1

                        CONSENT OF BEARD & COMPANY, INC.

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the First Leesport Bancorp, Inc. 1998 Independent Directors Stock Option Plan of our report, dated January 12, 1999, relating to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998.



                                                   /s/ Beard & Company, Inc.
                                                   BEARD & COMPANY, INC.


Reading, Pennsylvania
June 24, 1999